QUEST DIAGNOSTICS REPORTS STRONG PERFORMANCE
IN SECOND QUARTER 2009

  Total revenues of $1.9 billion, up 3.5%;
  Diluted earnings of $1.00 per share, up 20%;
  2009 EPS outlook increased to between $3.70 and $3.80

MADISON, N.J., JULY 21, 2009—Quest Diagnostics Incorporated (NYSE: DGX), the world’s leading provider of diagnostic testing, information and services, announced that for the second quarter ended June 30, 2009, income from continuing operations rose to $188 million, or $1.00 per diluted share, from $162 million, or $0.83 per diluted share, for the second quarter of 2008. These results include a previously disclosed benefit associated with an insurance recovery of $0.05 per share, offset by charges of $0.04 per share associated with the company’s recently completed debt repurchase and an investment writeoff.

Second quarter revenues increased 3.5% to $1.9 billion. Clinical testing revenues increased 4.0% compared to the prior year. Revenue per requisition increased 4.6%. Underlying growth in clinical testing volume, measured by the number of requisitions, accelerated in the second quarter compared to recent quarters. Reported testing volume, decreased 0.6%, reflecting a 24% decline in drugs-of-abuse testing volume, which is sensitive to hiring trends, and which reduced the company’s consolidated volume by 1.7%. Changes associated with hospital lab management agreements that the company exited further reduced consolidated volume by about 0.7%.

“Our focus on esoteric and gene-based testing and providing superior service to patients and customers helped us accelerate revenue growth, improve our operating margin, and increase earnings per share 20% during the second quarter,” said Surya N. Mohapatra, Ph.D., Chairman and Chief Executive Officer. “Quest Diagnostics’ growth is being driven by increased demand in testing for cancer, sexually transmitted diseases and allergies. In addition, we added several important new tests during the quarter that will help drive future growth. Based on the strong performance in the first half, we are raising earnings guidance for the full year.”

For the second quarter, operating income increased to $359 million, or 18.9% of revenues, and included the $15.5 million insurance recovery. Operating income was $308 million, or 16.8% of revenues, for the second quarter of 2008.

For the second quarter of 2009, bad debt expense as a percentage of revenues was 4.4%, compared to 4.5% in the first quarter and unchanged from the prior year. Days sales outstanding improved to 43 days, compared to 46 days at the end of the second quarter of 2008 and 44 days at the end of last year. Cash flow used in operations, which reflects the $308 million payment related to the previously announced NID settlement, was $9 million. In the second quarter of 2008, cash provided by operations was $213 million. During the quarter, the company made capital expenditures of $36 million.

First Half Performance

For the first six months of 2009, income from continuing operations increased to $357 million, or $1.89 per diluted share, from $303 million, or $1.54 per diluted share for the first half of 2008. Revenues increased 2.4% to $3.7 billion.

Operating income for the first half of 2009 increased to $680 million, or 18.3% of revenues, compared to $588 million, or 16.2% of revenues for 2008. Cash provided by operations, which was reduced by $308 million related to the payment of the NID settlement, was $264 million compared to $371 million for 2008. During the first half of 2009, the company repurchased $250 million of its common shares, and made capital expenditures of $76 million.

Outlook for 2009

For 2009, the company today increased its estimated earnings per diluted share from continuing operations to between $3.70 and $3.80. Previously, the company estimated diluted earnings per share of between $3.65 and $3.75. The company expects revenue growth of approximately 3% and operating income of approximately 18% of revenues. Cash from operations is expected to approximate $1 billion before the payment of the previously announced NID settlement, or approximately $700 million after such payment. Capital expenditures are expected to approximate $200 million.

Quest Diagnostics will hold its second quarter conference call on July 21, 2009 at 8:30 A.M. Eastern Time. The public may access the conference call through a live audio webcast available on Quest Diagnostics' Investor Relations Internet site at www.QuestDiagnostics.com/investor. The conference call can also be accessed in listen-only mode by dialing 415-228-4961, passcode 3214469. Registered analysts may access the call at: www.streetevents.com. In addition, a replay of the call may be accessed online at www.QuestDiagnostics.com/investor or by phone in the U.S. at 866-395-9177. International callers can dial 203-369-0501. No access code will be required for either call. The telephone replay will be available from 10:30 a.m. Eastern Time on July 21 until midnight Eastern Time on August 22, 2009.

About Quest Diagnostics

Quest Diagnostics is the world's leading provider of diagnostic testing, information and services that patients and doctors need to make better healthcare decisions. The company offers the broadest access to diagnostic testing services through its network of laboratories and patient service centers, and provides interpretive consultation through its extensive medical and scientific staff. Quest Diagnostics is a pioneer in developing innovative diagnostic tests and advanced healthcare information technology solutions that help improve patient care. Additional company information is available at www.QuestDiagnostics.com.

The statements in this press release which are not historical facts may be forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date that they are made and which reflect management's current estimates, projections, expectations or beliefs and which involve risks and uncertainties that could cause actual results and outcomes to be materially different. Risks and uncertainties that may affect the future results of the company include, but are not limited to, adverse results from pending or future government investigations, lawsuits or private actions, the competitive environment, changes in government regulations, changing relationships with customers, payers, suppliers and strategic partners and other factors discussed in "Business" in Part I, Item 1, "Risk Factors" and "Cautionary Factors that May Affect Future Results" in Part I, Item 1A, "Legal Proceedings" in Part I, Item 3, "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 and "Quantitative and Qualitative Disclosures About Market Risk" in Part II, Item 7A in the company's 2008 Annual Report on Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures About Market Risk" in the company's 2009 Quarterly Report on Form 10-Q and other items throughout the Form 10-K and the company's 2009 Quarterly Report on Form 10-Q and Current Reports on Form 8-K.

Estimated cash from operations before the payment of the previously announced NID settlement is presented because management believes that it is a useful adjunct to estimated cash from operations under accounting principles generally accepted in the United States since it is a meaningful measure of the company's ongoing operating performance. Estimated cash from operations before the payment of the previously announced NID settlement is not a measure of financial performance under accounting principles generally accepted in the United States and should not be considered as an alternative to estimated cash from operations. See footnote 7 to the attached tables.

This earnings release, including the attached financial tables, is available online in the Press Room section at www.QuestDiagnostics.com.

# # #

TABLES FOLLOW

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2009 and 2008
(in millions, except per share and percentage data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,

	2009	2008	2009	2008

Net revenues	$1,901.8	$1,837.9	$3,709.8	$3,622.5

Operating costs and expenses:
Cost of services	1,100.2	1,083.5	2,153.7	2,142.1
Selling, general and administrative	448.8	438.0	873.1	873.1
Amortization of intangible assets	9.4	9.9	18.4	19.2
Other operating income, net	(15.9)	(1.6)	(15.8)	(0.3)
Total operating costs and expenses	1,542.5	1,529.8	3,029.4	3,034.1

Operating income	359.3	308.1	680.4	588.4

Other income (expense):
Interest expense, net	(36.9)	(45.4)	(76.3)	(93.0)
Equity earnings in unconsolidated joint ventures	8.4	7.6	17.0	15.6
Other (expense) income, net	(9.1)	0.5	(11.8)	(0.5)
Total non-operating expenses, net	(37.6)	(37.3)	(71.1)	(77.9)

Income from continuing operations before taxes	321.7	270.8	609.3	510.5
Income tax expense	123.5	100.8	233.7	192.7
Income from continuing operations	198.2	170.0	375.6	317.8
Income (loss) from discontinued operations, net of taxes	0.1	(0.9)	(1.6)	(2.0)
Net income	198.3	169.1	374.0	315.8
Less: Net income attributable to noncontrolling interests	10.1	7.8	18.7	14.9
Net income attributable to Quest Diagnostics	$188.2	$161.3	$355.3	$300.9

Amounts attributable to Quest Diagnostics’ stockholders:
Income from continuing operations	$188.1	$162.2	$356.9	$302.9
Income (loss) from discontinued operations, net of taxes	0.1	(0.9)	(1.6)	(2.0)
Net income	$188.2	$161.3	$355.3	$300.9

Earnings per share attributable to Quest Diagnostics’
common stockholders - basic:
Income from continuing operations	$1.01	$0.83	$1.90	$1.56
Income (loss) from discontinued operations	-	-	(0.01)	(0.01)
Net income	$1.01	$0.83	$1.89	$1.55

Earnings per share attributable to Quest Diagnostics’
common stockholders – diluted:
Income from continuing operations	$1.00	$0.83	$1.89	$1.54
Income (loss) from discontinued operations	-	(0.01)	(0.01)	(0.01)
Net income	$1.00	$0.82	$1.88	$1.53

Weighted average common shares outstanding:
Basic	185.3	194.5	187.3	194.3
Diluted	187.0	196.1	188.9	196.0

Operating income as a percentage of net revenues	18.9%	16.8%	18.3%	16.2%

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Balance Sheets
June 30, 2009 and December 31, 2008
(in millions, except per share data)

	June 30,	December 31,
	2009	2008
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$119.3	$253.9
Accounts receivable, net	896.5	832.9
Inventories	79.7	102.1
Deferred income taxes	154.0	218.4
Prepaid expenses and other current assets	89.5	89.5
Total current assets	1,339.0	1,496.8
Property, plant and equipment, net	843.8	879.7
Goodwill, net	5,067.3	5,054.9
Intangible assets, net	819.3	827.4
Other assets	142.0	145.0
Total assets	$8,211.4	$8,403.8

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$818.9	$1,219.6
Short-term borrowings and current portion of long-term debt	205.0	5.1
Total current liabilities	1,023.9	1,224.7
Long-term debt	2,877.8	3,078.1
Other liabilities	544.1	475.9
Stockholders’ equity:
Quest Diagnostics stockholders’ equity:
Common stock, par value $0.01 per share; 600 shares
authorized at both June 30, 2009 and December 31,
2008; 214.1 shares issued at both June 30, 2009 and
December 31, 2008	2.1	2.1
Additional paid-in capital	2,273.2	2,262.1
Retained earnings	2,879.7	2,561.7
Accumulated other comprehensive loss	(55.6)	(68.1)
Treasury stock, at cost; 28.4 shares and 23.7 shares at June
30, 2009 and December 31, 2008, respectively	(1,358.3)	(1,152.9)
Total Quest Diagnostics stockholders’ equity	3,741.1	3,604.9
Noncontrolling interests	24.5	20.2
Total stockholders’ equity	3,765.6	3,625.1
Total liabilities and stockholders’ equity	$8,211.4	$8,403.8

Quest Diagnostics Incorporated and Subsidiaries
Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2009 and 2008
(in millions)
(unaudited)

	Six Months Ended
	June 30,
	2009	2008

Cash flows from operating activities:
Net income	$374.0	$315.8
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation and amortization	130.0	132.7
Provision for doubtful accounts	165.4	167.6
Deferred income tax provision (benefit)	57.0	(6.1)
Stock compensation expense	33.2	36.8
Excess tax benefits from stock-based compensation arrangements	(1.8)	(1.2)
Other, net	9.5	(4.8)
Changes in operating assets and liabilities:
Accounts receivable	(228.4)	(213.6)
Accounts payable and accrued expenses	4.1	(40.1)
Integration, settlement and other special charges	(320.0)	(4.2)
Income taxes payable	8.1	2.2
Other assets and liabilities, net	32.5	(13.9)
Net cash provided by operating activities	263.6	371.2

Cash flows from investing activities:
Business acquisitions, net of cash acquired	(12.1)	19.9
Capital expenditures	(76.0)	(94.8)
(Increase) decrease in investments and other assets	(6.0)	5.9
Net cash used in investing activities	(94.1)	(69.0)

Cash flows from financing activities:
Proceeds from borrowings	510.0	20.0
Repayments of debt	(511.2)	(304.1)
Decrease in book overdrafts	(19.7)	(4.2)
Purchases of treasury stock	(250.0)	-
Exercise of stock options	17.2	11.6
Excess tax benefits from stock-based compensation arrangements	1.8	1.2
Dividends paid	(37.6)	(38.9)
Distributions to noncontrolling interests	(14.5)	(11.8)
Financing costs paid	(0.1)	(0.2)
Net cash used in financing activities	(304.1)	(326.4)

Net change in cash and cash equivalents	(134.6)	(24.2)

Cash and cash equivalents, beginning of period	253.9	167.6

Cash and cash equivalents, end of period	$119.3	$143.4

Cash paid during the period for:
Interest	$76.9	$99.6
Income taxes	$167.5	$193.2

Notes to Financial Tables

1)	On January 1, 2009, the Company adopted Statement of Financial Accounting Standard No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51” (“SFAS 160”), the provisions of which, among other things, require that minority interests be renamed “Net income attributable to noncontrolling interests” and that a company present a consolidated net income measure that includes the amount attributable to such noncontrolling interests for all periods presented. The adoption of SFAS 160 did not impact earnings per share attributable to Quest Diagnostics’ common stockholders.

2)	On January 1, 2009, the Company adopted FASB Staff Position No. EITF 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities.” Under this standard, the Company’s unvested restricted common stock and unvested restricted stock units that contain non-forfeitable rights to dividends are participating securities that are included in the computation of earnings per share pursuant to the two-class method. Earnings per share calculations for all prior periods have been presented based on the two-class method.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
	(in millions, except per share data)
Amounts attributable to Quest Diagnostics’ common
stockholders:
Income from continuing operations	$188.1	$162.2	$356.9	$302.9
Income (loss) from discontinued operations	0.1	(0.9)	(1.6)	(2.0)
Net income available to common stockholders	$188.2	$161.3	$355.3	$300.9

Income from continuing operations	$188.1	$162.2	$356.9	$302.9
Less: Earnings allocated to participating securities	(0.6)	(0.4)	(0.9)	(0.6)
Earnings available to Quest Diagnostics’ common stockholders –
basic and diluted	$187.5	$161.8	$356.0	$302.3

Weighted average common shares outstanding - basic	185.3	194.5	187.3	194.3

Effect of dilutive securities:
Stock options and performance share units	1.7	1.6	1.6	1.7

Weighted average common shares outstanding - diluted	187.0	196.1	188.9	196.0

Earnings per share attributable to Quest Diagnostics’ common stockholders - basic:
Income from continuing operations	$1.01	$0.83	$1.90	$1.56
Income (loss) from discontinued operations	-	-	(0.01)	(0.01)
Net income	$1.01	$0.83	$1.89	$1.55

Earnings per share attributable to Quest Diagnostics’ common stockholders - diluted:
Income from continuing operations	$1.00	$0.83	$1.89	$1.54
Income (loss) from discontinued operations	-	(0.01)	(0.01)	(0.01)
Net income	$1.00	$0.82	$1.88	$1.53

3)	Other operating income, net represents miscellaneous income and expense items related to operating activities including gains and losses associated with the disposal of operating assets and provisions for restructurings and other special charges.

For the three and six months ended June 30, 2009, other operating income, net includes a $15.5 million gain associated with an insurance settlement for storm related losses.

4)	Other (expense) income, net represents miscellaneous income and expense items related to non-operating activities such as gains and losses associated with investments and other non-operating assets. For the three and six months ended June 30, 2009, other (expense) income, net includes a $7.0 million charge associated with the write-down of an investment and a $6.3 million charge associated with the early extinguishment of debt.

5)	For the six months ended June 30, 2009, the Company repurchased approximately 5.6 million shares of its common stock at an average price of $44.48 per share for $250 million, including 4.5 million shares repurchased from SB Holdings Capital Inc., a wholly-owned subsidiary of GlaxoSmithKline plc., at an average price of $44.33 per share for $200 million. For the three and six months ended June 30, 2009, the Company reissued 0.4 million shares and 0.9 million shares, respectively, for employee benefit plans.

6)	The following table summarizes the approximate impact of various items on year-over-year comparisons for certain revenue metrics reported for the three and six months ended June 30, 2009, and is included for informational purposes only:

	Continuing Operations
	Three Months Ended			Six Months Ended
	June 30, 2009			June 30, 2009

	Consolidated		Revenue	Consolidated		Revenue
	Revenue	Volume	per	Revenue	Volume	per
	Growth	Growth	Requisition	Growth	Growth	Requisition

Reported:	3.5%	(0.6)%	4.6%	2.4%	(1.2)%	4.4%

Impact on comparisons to
prior year of:
Drugs-of-abuse testing	(0.7)%	(1.7)%	0.9%	(0.7)%	(1.7)%	0.9%
Laboratory management contracts	(0.1)%	(0.7)%	0.6%	(0.2)%	(0.8)%	0.6%
Number of business days	(0.6)%	(0.6)%	-	(0.7)%	(0.7)%	-
Foreign exchange	(0.7)%	-	-	(0.8)%	-	-

7)	Estimated cash from operations before the payment for the NID settlement is presented because management believes it is a useful adjunct to estimated cash from operations under accounting principles generally accepted in the United States since it is a meaningful measure of the Company’s ongoing operating performance. Estimated cash from operations before the payment for the NID settlement is not a measure of financial performance under accounting principles generally accepted in the United States and should not be considered as an alternative to estimated cash from operations. The following table reconciles estimated cash from operations to estimated cash from operations before the payment for the NID settlement:

	Twelve Months
	Ended
	December 31,
	2009
	(in millions)

Estimated cash from operations	~ $	700

Add:
NID settlement payments		308

Estimated cash from operations before the payment for the NID
settlement	~ $	1,000